EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On May 30, 2014, the Bay Bank, FSB (the "Bank"), a wholly-owned subsidiary of Bay Bancorp, Inc. (the "Company"), acquired certain assets and assumed substantially all deposits and certain other liabilities of Slavie Federal Savings Bank (“Slavie”), a wholly-owned subsidiary of SFSB, Inc., following Slavie’s closure on May 30, 2014 by the Office of the Comptroller of the Currency (the “Slavie Acquisition”). The following unaudited pro forma condensed combined financial statements give effect to this transaction. The following unaudited pro forma condensed consolidated financial statements have been prepared to provide pro forma information with regard to the Slavie Acquisition. The follwoing unaudited pro forma condensed consolidated financial statements have been prepared to provide pro forma information with regard to the Slavie Acquisition.

For purposes of these unaudited pro forma condensed combined financial statements, the Company has made a preliminary allocation of the estimated purchase price to the assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. A final determination of these estimated fair values will be made in due course. These amounts are estimates and, accordingly, are subject to adjustments based upon final settlement with the Federal Deposit Insurance Corporation (the "FDIC"), which was appointed as the receiver for Slavie, and final determination of estimated fair values for loans, intangibles, and deposits when all necessary information becomes available and management has completed its valuation analysis. The actual amounts recorded as of the completion of the Slavie Acquisition may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of the finalization of the valuation analyses.

The unaudited pro forma condensed combined balance sheet gives effect to the Slavie Acquisition based on the historical balance sheets of the Company and SFSB, Inc. at March 31, 2014 as if it occurred on that date. The Company's balance sheet information was derived from its unaudited balance sheet at March 31, 2014 that was included in its Quarterly Report on Form 10-Q for the quarter then ended, which was filed with the Securities and Exchange Commission on May 14, 2014. The balance sheet information for SFSB, Inc. was derived from its unaudited balance sheet that is included as part of Exhibit 99.2 to this Current Report on Form 8-K, as amended (this “Report”). Adjustments were made to exclude those net assets and their related income and expenses that were not acquired in the Slavie Acquisition. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma condensed combined statements of income for the Company and SFSB, Inc. for the three months ended March 31, 2014 and the year ended December 31, 2013 give effect to the Slavie Acquisition as if it had occurred on January 1, 2014 and January 1, 2013, respectively. are presented as of June 5, 2014 (the original filing date of this Report) based on the most recently completed fiscal year and interim period of the Company and SFSB, Inc. The historical results of the Company were derived from its unaudited condensed consolidated financial statements for the three months ended March 31, 2014 that were included in its Quarterly Report on Form 10-Q for the quarter then ended, filed on May 14, 2014, and its audited consolidated statement of income for the year ended December 31, 2013 that was included in its Annual Report on Form 10-K for the year then ended, filed on March 31, 2014. , and its unaudited condensed consolidated financial statements for the three months ended March 31, 2014 that were included in its Quarterly Report on Form 10-Q for the quarter then ended, filed on May 14, 2014. The historical results of SFSB, Inc. were derived from its unaudited consolidated statement of income for the three months ended March 31, 2014, which are included as part of Exhibit 99.2 to this Report, and its audited consolidated statement of income for the year ended December 31, 2013 and its unaudited consolidated statement of income for the three months ended March 31, 2014, which are included as part of Exhibit 99.2 to this Report. The adjustments for the unaudited pro forma statements of operations for the three months ended March 31, 2014 and for the year ended December 31, 2013 were prepared assuming the merger was completed on January 1, 2014 and January 1, 2013, respectively. Adjustments were made to exclude those net assets and their related income and expenses that were not acquired in the Slavie Acquisition. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The following unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company and SFSB, Inc. been combined during the specified periods. The following unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above.

Unaudited Pro Forma Combined Condensed Balance Sheet
March 31, 2014*

(in thousands)	Bay Bancorp, Inc.	SFSB, Inc.	Non- acquired balances (1)	Net Assets Acquired in Slavie Acquisition	Pro Forma Merger Adjustments		Pro Forma Combined
ASSETS
Cash and due from banks	$7,707	$290	$-	$290	$-		$7,997
Interest bearing deposits with banks and federal funds sold	43,371	29,790	-	29,790	-		73,161
Total Cash and Cash Equivalents	51,078	30,080	-	30,080	-		81,158

Time deposits with banks	-	4,677	-	4,677	-		4,677
Investment securities available for sale, at fair value	36,040	193	-	193	-		36,233
Restricted equity securities, at cost	791	1,254	-	1,254	-		2,045
Loans held for sale	4,984	-	-	-	-		4,984

Loans, net of deferred fees and costs	311,970	91,857	-	91,857	(7,261)	(A)	396,566
Less: Allowance for loan losses	(942)	(3,990)	3,990	-	-		(942)
Loans, net	311,028	87,867	3,990	91,857	(7,261)		395,624

Real estate acquired through foreclosure	1,529	6,266	(6,266)	-	-		1,529
Premises and equipment, net	5,772	4,333	(4,333)	-	-		5,772
Bank owned life insurance	5,389	3,795	(3,795)	-	-		5,389
Core deposit intangible	3,719	-	-	-	222	(B)	3,941
Deferred tax assets, net	5,364	-	-	-	-		5,364
Accrued interest receivable	1,045	339	-	339	-		1,384
Other assets	2,854	1,261	(1,261)	-	-		2,854
Total Assets	$429,593	$140,065	$(11,665)	$128,400	$(7,039)		$550,954

LIABILITIES				-
Noninterest-bearing deposits	$95,091	$2,304	$-	$2,304	$-		$97,395
Interest-bearing deposits	276,846	108,164	-	108,164	-		385,010
Total Deposits	371,937	110,468	-	110,468	-		482,405

Long-term debt	-	25,000	(25,000)	-	-		-
Defined benefit pension liability	-	-	-	-	-		-
Accrued expenses and other liabilities	2,708	992	(647)	345	8,089	(C), (D)	11,142
Total Liabilities	374,645	136,460	(25,647)	110,813	8,089		493,547

STOCKHOLDERS' EQUITY			-
Common stock	9,380	27	(27)	-	-		9,380
Additional paid-in capital	36,497	12,705	(12,705)	-	-		36,497
Retained earnings (deficit)	7,785	(6,178)	23,765	17,587	(15,128)	(D), (F)	10,244
Accumulated other comprehensive income	1,286	-	-	-	-		1,286
Unearned employee stock ownership plan shares	-	(627)	627	-	-		-
Treasury stock	-	(2,322)	2,322	-	-		-
Total Shareholders’ Equity	54,948	3,605	13,982	17,587	(15,128)		57,407
Total Liabilities and Shareholders’ Equity	$429,593	$140,065	$(11,665)	$128,400	$(7,039)		$550,954

Per Share Data
Shares Outstanding	9,380	2,668					9,380
Book Value Per Common Share	$5.86	$1.35					$6.12
Tangible Book Value Per Common Share	$5.46	$1.35					$5.70

* Assumed date of Slavie Acquistion for pro forma combined condensed balance sheet presented is March 31, 2014.

(1) Represent amounts retained by the FDIC in accordance with the Purchase and Assumption Agreement

Unaudited Pro Forma Combined Condensed Statement of Operations
For the three months ended March 31, 2014*

(in thousands)	Bay Bancorp, Inc.	SFSB, Inc.	Non- acquired balances (1)	Net (Loss) from Net Assets Acquired in Slavie Acquisition	Pro Forma Merger Adjustments		Pro Forma Combined
Interest Income:
Interest and fees on loans	$5,140	$1,156	$8	$1,164	$580	(A)	$6,884
Interest on loans held for sale	86	-	-	-	-		86
Interest and dividends on securities	247	1	(1)	-	-		247
Interest on deposits with banks and federal funds sold	13	35	-	35	-		48
Total Interest Income	5,486	1,192	7	1,199	580		7,265

Interest Expense:
Interest on deposits	309	283	-	283	-		592
Interest on short-term borrowings	-	185	(185)	-	-		-
Total Interest Expense	309	468	(185)	283	-		592
Net Interest Income	5,177	724	192	916	580		6,673

Provision for loan losses	219	-	-	-	-		219

Net interest income after provision for loan losses	4,958	724	192	916	580		6,454

Noninterest Income:
Electronic banking fees	640	2	-	2	-		642
Mortgage banking fees and gains	313	-	-	-	-		313
Gain on sale of real estate acquired through foreclosure	2	45	(45)	-	-		2
Service charges on deposit accounts	93	7	-	7	-		100
Other income	206	263	(254)	9	-		215
Total Noninterest Income	1,254	317	(299)	18	-		1,272

Noninterest Expenses:
Salary and employee benefits	3,365	511	-	511	-		3,876
Occupancy expenses	749	128	(19)	109	-		858
Furniture and equipment expenses	312	31	(18)	13	-		325
Legal, accounting and other professional fees	394	191	(2)	189	-		583
Data processing and item processing services	275	98	-	98	-		373
FDIC insurance costs	68	126	-	126			194
Advertising and marketing related expenses	39	11	-	11	-		50
Foreclosed property expenses	199	164	(164)	-	-		199
Loan collection costs	47	-	-	-	-		47
Core deposit intangible amortization	274	-	-	-	11	(B)	285
Merger related expenses	111	-	-	-	(111)	(E)	-
Other expenses	507	234	(38)	196	(11)	(E)	692
Total Noninterest Expenses	6,340	1,494	(241)	1,253	(111)		7,482
(Loss) income before income taxes	(128)	(453)	134	(319)	691		244
			-	-
Income tax (benefit) expense	(209)	3	-	3	273	(D)	67
Net income (loss)	81	(456)	134	(322)	418		177

Weighted average shares outstanding
Basic	9,380	2,668					9,380
Fully Diluted	9,413	2,668					9,413

Earnings (Loss) Per Common Share
Basic	$0.01	$(0.17)					$0.02
Fully Diluted	$0.01	$(0.17)					$0.02

* Assumed date of Slavie Acquisition for pro forma combined condensed statement of operations presented is January 1, 2014.

(1) Represent amounts retained by the FDIC in accordance with the Purchase and Assumption Agreement

Unaudited Pro Forma Combined Condensed Statement of Operations
For the year ended December 31, 2013*

(in thousands)	Bay Bancorp, Inc.	SFSB, Inc.	Non- acquired balances (1)	Net (Loss) from Net Assets Acquired in Slavie Acquisition	Pro Forma Merger Adjustments		Pro Forma Combined
Interest Income:
Interest and fees on loans	$17,531	$5,396	$40	$5,436	$2,320	(A)	$25,287
Interest on loans held for sale	776	-	-	-	-		776
Interest and dividends on securities	639	4	-	4	-		643
Interest on deposits with banks and federal funds sold	73	157	(1)	156	-		229
Total Interest Income	19,019	5,557	39	5,596	2,320		26,935

Interest Expense:
Interest on deposits	1,260	1,400	(1)	1,399	-		2,659
Interest on short-term borrowings	2	750	(750)	-	-		2
Total Interest Expense	1,262	2,150	(751)	1,399	-		2,661
Net Interest Income	17,757	3,407	790	4,197	2,320		24,274

Provision for loan losses	842	193	(193)	-	-		842
			-	-
Net interest income after provision for loan losses	16,915	3,214	983	4,197	2,320		23,432

Noninterest Income:
Electronic banking fees	2,051	10	-	10	-		2,061
Mortgage banking fees and gains	2,373	24	(7)	17	-		2,390
Gain on sale of real estate acquired through foreclosure	284	(35)	35	-	-		284
Brokerage commissions	472	-	-	-	-		472
Service charges on deposit accounts	286	33	-	33	-		319
Bargain purchase gain	2,860	-	-	-	-		2,860
Other income	619	854	(727)	127	-		746
Total Noninterest Income	8,945	886	(699)	187	-		9,132

Noninterest Expenses:
Salary and employee benefits	10,524	2,101	(3)	2,098	-		12,622
Occupancy expenses	2,190	392	(252)	140	-		2,330
Furniture and equipment expenses	803	121	(58)	63	-		866
Legal, accounting and other professional fees	1,362	708	-	708	-		2,070
Data processing and item processing services	1,054	385	-	385	-		1,439
FDIC insurance costs	285	571	-	571			856
Advertising and marketing related expenses	382	68	3	71	-		453
Foreclosed property expenses	369	1,940	(1,940)	-	-		369
Loan collection costs	155	-	-	-	-		155
Core deposit intangible amortization	791	-	-	-	44	(B)	835
Merger related expenses	2,042	-	-	-	(1,000)	(E)	1,042
Other expenses	2,158	1,423	(235)	1,188	-		3,346
Total Noninterest Expenses	22,115	7,709	(2,485)	5,224	(956)		26,383
(Loss) income before income taxes	3,745	(3,609)	2,769	(840)	3,276		6,181

Income tax (benefit) expense	504	1	-	1	1,292	(D)	1,797
Net income (loss)	3,241	(3,610)	2,769	(841)	1,984		4,384

Weighted average shares outstanding
Basic	8,323	2,668					8,323
Fully Diluted	8,343	2,668					8,343

Earnings (Loss) Per Common Share
Basic	$0.39	$(1.35)					$0.53
Fully Diluted	$0.39	$(1.35)					$0.53

* Assumed date of Slavie Acquisition for pro forma combined condensed statement of operations presented is January 1, 2013.

(1) Represent amounts retained by the FDIC in accordance with the Purchase and Assumption Agreement

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(A)
Mark-to-market adjustment to reflect the fair value of Slavie's loan portfolio, based on preliminary valuations performed by management.  The adjustment will be recognized over the estimated life of the loan portfolio for the interest mark using the level yield method and over the life of the loan for the credit mark.  The unaudited pro forma condensed combined statement of operations impact for the interest component of the fair value adjustment would have resulted in increases to interest income of $0.6 million and $2.3 million for the three months ended March 31, 2014 and year ended December 31, 2013, respectively.

(B)
Adjustment to create core deposit intangible which reflects the estimated fair value of this asset and related amortization.  The related amortization adjustment is based upon a straight-line method over an expected life of 5 years.  The unaudited pro forma condensed combined statement of operations impact for this adjustment would have resulted in expected increases to non-interest expense of $11,000 and $44,000 for the three months ended March 31, 2014 and year ended December 31, 2013, respectively.

(C)
Adjustment to reflect payable of $5.6 million cash consideration owed to the FDIC upon closing of the Slavie Acquisition and pursuant to the Purchase and Assumption agreement.  Amount paid to FDIC subsequent to date of acquisition.

(D)
The tax effects of adjustments were calculated based on the statutory rate (39.45%) in effect during the periods for which the pro forma statements of operations were presented.  Costs deemed to be in the nature of facilitating the Merger are not deductible for tax purposes.

(E)
Balance sheet adjustment relates to recognition of estimated one-time merger obligations and costs of $1.0 million, or $627,000 on an after-tax basis, expected to be incurred by the Company in connection with the Slavie Acquisition.  Such obligations and costs include estimates of fees related to professional services and data processing expenses provided in connection with the Slavie Acquisition as well as an estimate of the retention and other employee benefits.  Statement of operations adjustment relates to one-time acquisition related obligations and costs totaling approximately $111,000 incurred by the accounting acquirer in connection with the Slavie Acquisition for the three months ended March 31, 2014.  For the year ended December 31, 2013, statement of operations adjustment relates to one-time acquisition realted obligations totaling approximately $1.0 million before-tax and $606,000 on an after-tax basis, previously incurred by the Company in connection with the Slavie Acquisition.  Such obligations and costs include estimates of fees related to professional services and data processing expenses provided in connection with the Slavie Acquisition as well as an estimate of the retention and other employee benefits.

(F)
The following table presents the preliminary allocation of the consideration paid to the acquired assets and assumed liabilities in the Slavie Acquisition as of the acquisition date.  The preliminary allocation results in an after tax bargain purchase gain of $2.8 million, which is the primary factor for the increase in equity offest by some ancillary expenses.

(in thousands)
Assets acquired:

Cash and Cash Equivalents	$30,080
Time deposits with banks	4,677
Investment securities available for sale, at fair value	193
Restricted equity securities, at cost	1,254
Loans, net of deferred fees and costs	91,857
Accrued interest receivable	339
Total assets acquired	$128,400

Liabilities assumed:
Deposits	$110,468
Accrued expenses and other liabilities	345
Total liabilities assumed	$110,813

Net assets acquired:		$17,587

Adjustments to reflect assets and liabilities at fair value:
Loans	$(7,261)

Total estimated mark-to-market adjustments to reflect net assets acquired at fair value		(7,261)

Adjusted net assets acquired		$10,326

Cash consideration paid		(5,596)

Total estimated bargain purchase gain, before tax		4,730
Tax expense		(1,866)
Total estimated bargain purchase gain, after tax		$2,864

COMPARATIVE PER SHARE DATA

The following table summarizes per share information for the Company and SFSB, Inc. on a historical basis and on a pro forma combined basis.

The pro forma per share information gives effect to Slavie Acquisition had it occurred on the dates presented, in the case of the book value data, as if the Slavie Acquisition had occurred on March 31, 2014, and in the case of earnings per share data, as if the Slavie Acquisition had occurred on January 1, 2014 and January 1, 2013 for the three months ended March 31, 2014 and year ended December 31, 2013, respectively. The pro forma per share information assumes that the Slavie Acquisition is accounted for using the acquisition method of accounting. As explained in more detail in the “NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION” section, the pro forma financial adjustments record the assets and liabilities acquired in the Slavie Acquisition at their estimated fair values at the acquisition date and are subject to adjustment as additional information becomes available.

The following historical and pro forma per share information is derived from and should be read in conjunction with the historical financial statements and related notes of SFSB, Inc. which are included within this document and of the Company which are available through the SEC's website at http://www.sec.gov . The pro forma per share information below is presented for illustrative purposes only and is not necessarily indicative of the income per share and book value per share that would have occurred if the Slavie Acquisition had been completed as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.

	Bay Bancorp, Inc.	SFSB, Inc.	Pro Forma Combined
Earnings (Loss) Per Common Share:
For the three months ended March 31, 2014
Basic	$0.01	$(0.17)	$0.02
Fully Diluted	$0.01	$(0.17)	$0.02

Earnings (Loss) Per Common Share:
For the year ended December 31, 2013
Basic	$0.39	$(1.35)	$0.53
Fully Diluted	$0.39	$(1.35)	$0.53

Book Value Per Common Share:
March 31, 2014	$5.86	$1.35	$6.12

Tangible Book Value Per Common Share:
March 31, 2014	$5.46	$1.35	$5.70